Exhibit 99.1

FOR IMMEDIATE RELEASE	MEDIA CONTACT:	Mike Szudarek
Marx Layne & Company
248.855.6777

TRIMAS CORPORATION ANNOUNCES PLANT CONSOLIDATION

BLOOMFIELD HILLS, Mich., October 4, 2007—TriMas Corporation (NYSE: TRS) announced today that it is closing one of its North American plants that manufacture trailer hitches and related accessories for the automobile and light-duty truck aftermarket.  The plant located in Huntsville, Ontario, Canada has 163 employees and utilizes approximately 56,000 square feet in the production of aftermarket trailer hitch products distributed under the Cequent brand names.

“We regret having to close our Huntsville facility because of the long-standing and excellent relationship we have had with our employees and the Huntsville community,” said Edward L. Schwartz, Cequent Group President.  “The decision to close this facility is the result of our improvements and the continued rationalization of our available manufacturing and distribution capacity to accelerate our cost competitiveness and to better serve the needs of our customers.

“We have implemented a number of productivity initiatives and operational improvements over the last two years that will allow us to seamlessly consolidate the Huntsville plant operations into our Goshen, Indiana facility, which has state-of-the art automation and paint capabilities.  We have also been aggressively expanding the sourcing of high-volume products which no longer require North American manufacturing capability,” added Schwartz.

The Huntsville plant operations will be phased out by December 2007.  This action will eliminate 163 positions and is expected to result in annual pre-tax savings in the range of $2 to $3 million.  TriMas will record an estimated pre-tax charge of approximately $11 million of which $10 million will be recognized in the fourth quarter of 2007, when management approved this action.  The remaining amount will be recognized in 2008.  Approximately $4 million of the fourth quarter 2007 charge will represent non-cash charges related to accelerated depreciation on property and equipment.

About TriMas

Headquartered in Bloomfield Hills, Mich., TriMas Corporation (NYSE: TRS) is a diversified growth company of high-end, specialty niche businesses manufacturing a variety of products for commercial, industrial and consumer markets worldwide.  TriMas Corporation is organized into five strategic business groups: Packaging Systems, Energy Products, Industrial Specialties, RV & Trailer Products, and Recreational Accessories.  TriMas Corporation has nearly 5,000 employees at 80 different facilities in 10 countries.  For additional information, please visit www.trimascorp.com.

Cautionary Notice Regarding Forward-Looking Statements

This release contains “forward-looking” statements, as that term is defined by the federal securities laws, about our financial condition, results of operations and business.  Forward-looking statements include: certain anticipated, believed, planned, forecasted, expected, targeted and estimated results along with TriMas’ outlook concerning future results.  When used in this release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements.  All forward-looking statements, including without limitation, management’s examination of historical operating trends and data, are based upon our current expectations and various assumptions.  Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for these views.  However, there can be no assurance that management’s expectations, beliefs and projections will be achieved.  These forward-looking statements are subject to numerous assumptions, risks and uncertainties and accordingly, actual results may differ materially from those expressed or implied by the forward-looking statements.  We caution readers not to place undue reliance on the statements, which speak to conditions only as of the date of this release.  The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.  We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.  Risks and uncertainties that could cause actual results to vary materially from those anticipated in the forward-looking statements included in this release include general economic conditions in the markets in which we operate and industry-based factors such as: technological developments that could competitively disadvantage us, increases in our raw material, energy, and healthcare costs, our dependence on key individuals and relationships, exposure to product liability, recall and warranty claims, compliance with environmental and other regulations, and competition within our industries.  In addition, factors more specific to us could cause actual results to vary materially from those anticipated in the forward-looking statements included in this release such as our substantial leverage, limitations imposed by our debt instruments, our ability to successfully pursue our stated growth strategies and opportunities, as well as our ability to identify attractive and other strategic acquisition opportunities and to successfully integrate acquired businesses and complete actions we have identified as providing cost-saving opportunities.

 # # # # #